SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

FACTORY CARD & PARTY OUTLET CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FACTORY CARD & PARTY OUTLET CORP.

Notice Of Annual Meeting Of Stockholders

To Be Held                     , 2003

To the Stockholders of Factory Card & Party Outlet Corp.:

NOTICE IS HEREBY GIVEN that the annual meeting (“Annual Meeting”) of stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois 60563, at 10:00 a.m., local time, on                     , 2003, for the following purposes:

1.    To elect three (3) Class One directors to hold office until the 2005 annual meeting of stockholders or until their successors are elected and qualified. (See Proposal No. 3, which, if approved, will reclassify the Company’s Board of Directors and designate each of the current Class One directors into one of three different classes.)

2.    To vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation to (a) provide that the number of directors shall be fixed from time to time exclusively by resolution of the board of directors, (b) increase the number of classes in the Company’s classified board of directors from two to three and (c) designate persons to serve as directors in all three classes.

3.    To vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation to (a) effect the continuation of provisions in the current Certificate which prohibit transfers of the Company’s common stock that would either result in a person or group becoming a 5% or greater stockholder or increase the ownership of a 5% or greater stockholder and (b) clarify the exception for certain employee stock option exercises.

4.    To vote on the Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan.

5.    To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending January 31, 2004.

6.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (“Proxy Statement”) which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on                     , 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

James D. Constantine

Secretary

Naperville, Illinois

                    , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

2

FACTORY CARD & PARTY OUTLET CORP.

2727 Diehl Road

Naperville, Illinois 60563

PROXY STATEMENT

General Information

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2003 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on                    , 2003, at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois, at 10:00 a.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of James D. Constantine, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about                    , 2003. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

The close of business on                    , 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 1,512,000 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

A majority of the shares of outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting. For the election of directors, the three candidates receiving a plurality of the votes of shares of Common Stock are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock shall be required to approve each of Proposals 2 and 3, provided a quorum is present. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve each of Proposals 4 and 5, provided a quorum is present.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not deemed to be “votes entitled to vote.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or Proposals 4 and 5 requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. However, broker “non-votes” will have the effect of votes against each of Proposals 1 and 2 requiring approval of a majority of the outstanding shares of the Company’s Common Stock. Abstentions are not counted for purposes of the election of directors. However, because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal (other than the election of directors) has been approved, abstentions have the same effect as negative votes.

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Any stockholder may change his or her vote prior to the meeting by revoking their proxy or by (1) submitting a proxy bearing a later date, (2) submitting new voting instructions via the Internet, or (3) calling the specifically designated telephone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at nine. The Board of Directors of the Company is divided into two classes. Each class serves two years, with the terms of office of the respective classes expiring in successive years.

The Board is currently composed of three Class One directors (James D. Constantine, Patrick O’Brien and Gary W. Rada) and six Class Two directors (Ben Evans, Richard E. George, Peter Michael Holmes, Martin G. Mand, John G. Brim and Robert S. Sandler), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2003 and 2004, respectively. At each annual meeting of stockholders, directors will be elected for a full term of two years to succeed those directors whose terms are expiring.

The Board has nominated James D. Constantine, Patrick O’Brien and Gary W. Rada as Class One directors, each to serve a two year term until the 2005 annual meeting of stockholders or until the director’s earlier resignation or removal. However, if Proposal No. 3 (described below) is approved by the Company’s stockholders, each of the current Class One directors will be designated into one of three different classes and will have a term of office corresponding to such class. Each of the nominees has consented, if elected as a Class One director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The three nominees for Class One directors receiving a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Certain information about James D. Constantine, Patrick O’Brien and Gary W. Rada, the Class One director nominees, is furnished below.

Mr. Constantine has served as Executive Vice President, Chief Financial and Administrative Officer and Secretary of the Company and as a director of the Company since April 2002. Prior to his current role, Mr. Constantine served the Company as Senior Vice President and Chief Financial Officer since February 2000. Prior to joining the Company, Mr. Constantine was Senior Assistant Treasurer for Sears, Roebuck and Co. and held various managerial positions from 1981 to 1999. From 1974 to 1981 he held various managerial positions with Deloitte & Touche LLP. Mr. Constantine holds a M.B.A. from the University of Chicago.

Mr. O’Brien has served as a director of the Company since April 2002. Since July 2001, Mr. O’Brien has been a Managing Partner of RMG Capital Partners, LLC, a venture capital firm. Prior to joining RMG Capital Partners, LLC, Mr. O’Brien was a Director of New Development at Dolce International from April, 2000 to July, 2001, an Area Managing Director and General Manager at Starwood Hotel & Resorts from April, 1998 to April, 2000, Senior Vice President at Le Meridien Hotels & Resorts from 1995 to 1997, Executive Vice President at Sage Enterprises from 1994 to 1995, and a Vice President at United Airlines from 1987 to 1994. Mr. O’Brien was also employed by Westin Hotels & Resorts and its affiliates from 1968 to 1987 where he held various management positions. Mr. O’Brien holds a B.A. from Michigan State University.

Mr. Rada has served as President and Chief Operating Officer and a director since April 2002 and was named Chief Executive Officer in December 2002. Prior to his current role, Mr. Rada served as Executive Vice President from October 1999 to March 2002. From January 1998 to October 1999, he served as Senior Vice

President and General Merchandise Manager. From 1997 to 1998, Mr. Rada served as the Vice President of General Merchandise for Bruno’s,Inc., a Birmingham, Alabama supermarket and drug chain. Prior to joining Bruno’s, he held various management and merchandising positions with Jewel Companies, Inc./American Stores Company, including Director and Merchandise Manager at Osco Drug, Inc./American Drug Stores and Vice President of Grocery Buying and Merchandising at Jewel Food Stores.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (a) PROVIDE THAT THE NUMBER OF DIRECTORS SHALL BE FIXED FROM TIME TO TIME EXCLUSIVELY BY RESOLUTION OF THE BOARD OF DIRECTORS AND (b) INCREASE THE NUMBER OF CLASSES OF THE COMPANY’S CLASSIFIED BOARD OF DIRECTORS FROM TWO TO THREE AND (c) DESIGNATE PERSON TO SERVE AS DIRECTORS IN ALL THREE CLASSES

Introduction

Currently, the Company’s Amended and Restated Certificate of Incorporation provides for: (1) a Board of Directors consisting of nine directors; and (2) two classes of directors (designated as the “Class One Directors” and the “Class Two Directors”), with each class being up for election every other year. The Class One Directors comprise 3 directors, while the Class Two Directors comprise 6 directors. The Board of Directors has unanimously approved and recommended for stockholder approval an amendment to the Company’s Amended and Restated Certificate of Incorporation which would (1) provide that the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors and (2) reclassify the board into three classes and make certain related changes (the “Board Reclassification Amendment”). Under Delaware law, the Board Reclassification Amendment would become effective upon filing the Board Reclassification Amendment with the Secretary of State of the State of Delaware. The background, reasons and effects of the proposal are set forth below, followed by a more detailed description of the proposal and how it would operate. The full text of the Board Reclassification Amendment is attached as Appendix A.

If the Board Reclassification Amendment is approved, the following directors will serve in the classes indicated below:

Class One	Class Two	Class Three
Ben Evans	Peter Michael Holmes	John G. Brim
Martin G. Mand	Patrick O’Brien	James D. Constantine
Robert S. Sandler	Gary W. Rada	Richard E. George

The new Class One directors’ term would expire in 2004, the new Class Two directors’ term would expire in 2005 and the Class Three directors’ term would expire in 2006. Additional information regarding Messrs. Constantine, O’Brien and Rada and their current term of office is set forth under Proposal No. 3, and additional information regarding Messrs. George, Brim, Evans, Holmes, Mand and Sandler and their current term of office is set forth under the caption “Management.”

The Proposal

The Company believes that it may be vulnerable to certain tactics—such as the accumulation of substantial voting blocks of its common stock as a prelude to an attempt to gain control of the Company or to effect significant corporate restructuring, a proxy fight and other similar devices which have become relatively more common in recent years. For the reasons discussed below, the Board of Directors believes that such tactics can be highly disruptive to the operation of the Company and can result in dissimilar and unfair treatment of the Company’s stockholders. This proposal is being submitted to help protect the Company from these kinds of tactics, but not in response to any pending or threatened attempt to acquire control of the Company. Rather, the proposal is being submitted in order to help ensure that the Company is adequately prepared for any such activities that might arise in the future.

The Board Reclassification Amendment provides that, immediately after this Annual Meeting, the Board of Directors will be divided into three classes (designated as Class One Directors, Class Two Directors and Class

Three Directors), which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial classification for terms of one year, two years and three years, respectively. Thus, the term of office of the Class One Directors will expire at the year 2004 Annual Meeting of Stockholders, the term of office of the Class Two Directors will expire at the year 2005 Annual Meeting of Stockholders, and the term of office of the Class Three Directors will expire at the year 2006 Annual Meeting of Stockholders. Thereafter, the successors to each class of directors shall be elected for three-year terms. Under the Company’s current Amended and Restated Certificate of Incorporation, if this proposal is not approved by the stockholders, the directors will continue to be elected to serve for a term of two years and until their successors are elected and qualified.

Under Delaware law, a director of a corporation with a classified board of directors may be removed by the stockholders only “for cause” unless the corporation’s certificate of incorporation provides otherwise (the Company’s does not). However, because the Company’s Board of Directors is currently classified into two classes, the “for cause” provision of Delaware law, by itself, does not result in any difference from the current applicable restrictions on the removal of directors.

Under the Board Reclassification Amendment, the number of directors may be fixed or changed by the Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among each class so as to keep the number of directors in each class as nearly equal as possible. No decrease in the number of directors may shorten the term of any incumbent. The Board Reclassification Amendment also provides that if a vacancy occurs during the term of any director, including any vacancy occurring because of the Board of Directors’ creation of an additional director position or positions, the majority of the remaining directors then in office will fill the vacancy, and the director so appointed will hold office until the next election of the class to which he or she was appointed.

If the Board Reclassification Amendment is approved, because only one of the three classes of the newly classified Board of Directors will be elected annually, at least two annual stockholders’ meetings, instead of one, will be required to effect a change in control of the Board of Directors through the normal election processes. The Board Reclassification Amendment and related changes would require a person seeking to acquire control of the Company to wait up to two years to obtain control of the Board of Directors, even though that person has acquired ownership of a majority or controlling minority interest in the Company.

The Board Reclassification Amendment and related changes, of course, would affect all stockholders, not just those seeking to acquire control of the Company, in the following ways: (1) because at least two annual meetings will be required to change majority control on the Board of Directors, the Board Reclassification Amendment would tend to perpetuate present management; and (2) the Board Reclassification Amendment may tend to discourage accumulations of large blocks of stock by reducing the control effect of such blocks, thus reducing temporary fluctuations in market price that could be caused by such accumulations.

If the Board Reclassification Amendment is approved, an additional effect of the reclassification of the board will be that certain directors, whose term of office would have expired at the 2004 annual meeting, will hold office until the 2005 or 2006 annual meeting. The term of office of Messrs. Brim, Evans, George, Holmes, Mand and Sandler, who are currently Class Two directors, will expire at the 2004 annual meeting if the Board Reclassification Amendment is not approved. However, if the Board Reclassification Amendment is approved, the term of office of Mr. Holmes will not expire until the 2005 annual meeting and the term of office of Messrs. Brim and George will not expire until the 2006 annual meeting.

Purpose Of Reclassifying The Board

Re-classification of the Board of Directors will promote continuity and stability in the Company’s management and policies since a majority of the Company’s directors at any given time will have prior experience with the Company. The Board of Directors further believes that such continuity and stability will facilitate long-range planning and will have a beneficial effect on employee loyalty. Currently, six members of the Board of Directors must stand for election every other year. Accordingly, it is possible that all or a majority of the current directors could be replaced at an annual meeting where six directors are being elected. If this proposal is approved, the Board of Directors will be divided into three classes effective immediately after this Annual Meeting, only one of which will stand for election at each annual meeting thereafter.

The Board Reclassification Amendment is also intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm’s length negotiations with the Board of Directors. If the Board of Directors is presented with a proposal from a third party that has acquired a substantial block of the Company’s common stock, the directors will be able to evaluate the proposal and study alternative proposals without the imminent threat of removal. This will help ensure that the best price is obtained in any acquisition transaction that may ultimately be consummated.

Potential Anti-Takeover Effects

Adoption of the Board Reclassification Amendment may have the effect of delaying, deferring or preventing a change of control that some or even a majority of our stockholders believe to be in their best interest, and may make removal of management more difficult even if such removal would be beneficial to stockholders generally.

The provisions for electing only one out of three classes of the Board of Directors each year will be applicable to every annual election of directors, and not just to any election occurring after a change in control of the Company. A Board of Directors classified into three classes could further delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board of Directors for up to two years.

Not all takeovers or changes in control of the Board of Directors that are proposed and effected without prior consultation and negotiation with the incumbent Board of Directors are necessarily detrimental to the Company and its stockholders. However, the Board of Directors believes that the benefits of enhanced board continuity and protection of the Company’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages associated with the Board Reclassification Amendment.

Relationship Of The Board Reclassification Amendment To Certain Provisions Of The Company’s Certificate Of Incorporation And Bylaws

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of common stock, not all of which have been issued or reserved for issuance. This authorized and available common stock could be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the bylaws or certain provisions of the Amended and Restated Certificate of Incorporation would not receive the required vote.

Vote Required To Approve The Board Reclassification Amendment

The affirmative vote of the holders of a majority of the issued and outstanding shares of Company’s common stock entitled to vote at the Annual Meeting is required for approval of the Board Reclassification Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED BOARD RECLASSIFICATION AMENDMENT

PROPOSAL NO. 3

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (1) EFFECT THE CONTINUATION OF PROVISIONS PROHIBITING TRANSFERS OF THE COMPANY’S COMMON STOCK THAT WOULD EITHER RESULT IN A PERSON BECOMING A 5% OR GREATER STOCKHOLDER OR INCREASE THE OWNERSHIP OF A 5% OR GREATER STOCKHOLDER AND (2) CLARIFY THE EXCEPTION FOR CERTAIN EMPLOYEE STOCK OPTION EXERCISES.

Introduction

For the taxable year beginning February 2, 2003, the Company had available tax net operating loss carryforwards (“NOLs”) of approximately $17 million to offset taxable income recognized by the Company in the future. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating the federal corporate tax on such income (subject to a potential alternative minimum tax). The benefit of the NOLs can be reduced or eliminated if the Company undergoes an “ownership change” (as described below) through transfers of stock by which stockholders or groups of stockholders, each of whom owns at least 5% of the Company’s stock, increase their ownership of the Company’s stock in the aggregate by more than 50 percentage points within a rolling three year period. In April 2002 the Company filed an Amended and Restated Certificate of Incorporation which included provisions (the “Transfer Restrictions”) designed to restrict direct and indirect transfers of the Company’s equity securities if the transfer would result in the transferee (whether as a single person or as part of a group) becoming a 5% stockholder (as determined under U.S. federal income tax regulations) or a 5% stockholder (whether as a single persona or as part of a public group) increasing its ownership interest in the Company’s stock. The Transfer Restrictions were included in the Company’s Amended and Restated Certificate of Incorporation as a method of preserving the Company’s ability to realize the tax and economic benefits of the NOLs. As originally implemented the Transfer Restrictions will expire on April 9, 2004 (the “Original Expiration Date”). However, the Company believes that it will not have fully utilized the NOLs as of the Original Expiration Date and estimates that $14.5 million NOLs will remain unutilized on such date. The Board of Directors believes the best interests of the Company and its stockholders will be served by adopting an amendment to the Transfer Restrictions to extend beyond the Original Expiration Date (the “Transfer Restriction Amendment”). The proposed amendment would result in the Transfer Restrictions expiring on the earliest to occur of the repeal of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Tax Code”) or the date on which the Company determines no tax benefits may be carried forward to its current tax year and does not project material tax benefits for subsequent years; provided, however, that the Board of Directors may waive the application of the Transfer Restrictions with respect to all transfers from and after the date of such waiver.

The amendment to the Transfer Restrictions will be effected as an amendment to the Amended and Restated Certificate of Incorporation and requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon for approval. The Transfer Restriction Amendment has been approved by the Board of Directors. The discussion set forth below is qualified in its entirety by reference to the Transfer Restriction Amendment attached as Appendix B. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING APPENDIX WHICH SETS FORTH THE TRANSFER RESTRICTIONS (as proposed to be amended).

Purpose Of The Transfer Restrictions

The Transfer Restrictions are designed to restrict direct and indirect transfers of the Company’s stock that could result in the imposition of limitations on the use by the Company, for federal income tax purposes, of the NOLs and other tax attributes that are and will be available to the Company, as discussed more fully below.

Proposed Amendment To The Transfer Restrictions

The proposed Transfer Restriction Amendment consists of:

(1) replacing the text of Article Fifth Section (1) subparagraph (m) in its entirety with the following:

m) “Restriction Release Date” means the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision)(“Section 382”) or (ii) the date on which the Corporation determines that no Tax Benefits may be carried forward to the taxable year of the Corporation (or any successor thereof) in which such determination is made and does not project material Tax Benefits for subsequent years.

(2) replacing the text of Article Fifth Section (1) subparagraph (p) in its entirety with the following:

p) “Transfer” means, subject to the last sentence of this definition, any direct or indirect (including, by merger or operation of law) sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer shall not include an issuance or grant of Corporation Securities (or options to purchase such Corporation Securities) by the Corporation issued pursuant to the provisions the New Employee Stock Option Plan (as defined under the Plan), as the same may be amended or modified from time to time hereafter, or the exercise by an employee of the Corporation of any option to purchase Corporation Securities issued pursuant to the New Employee Stock Option Plan.

(3) replacing the text of Article Fifth Section 3 in its entirety with the following:

Certain Exceptions.    The restrictions set forth in Section 2 of this Article Fifth shall not apply to an attempted Transfer if (a) the transferor or the transferee obtains the prior written approval of the Board of Directors of the Corporation, which approval may be granted or denied in the Board of Director’s sole discretion or (b) the Board of Directors, as evidenced by a written resolution, waives all restrictions on Transfer set forth in this Article Fifth with respect to all Transfers in which case all Transfers from and after the date of such resolution described in this clause (b) shall not be subject to the restrictions on Transfer set forth in this Article Fifth. As a condition to granting its approval, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

Unless the duration of the Transfer Restrictions are amended, the Transfer Restrictions expire upon the earliest to occur of April 9, 2004, the repeal of Section 382 or the date on which the Company determines no tax benefits may be carried forward to its current tax year and does not project material tax benefits for subsequent years. The proposed Transfer Restriction Amendment, if adopted, would result in the Transfer restrictions expiring on the earliest to occur of the repeal of Section 382 or the date on which the Company determines no tax benefits may be carried forward to its current tax year and does not project material tax benefits for subsequent years; provided, however, that the Board of Directors may waive the application of the Transfer Restrictions with respect to all transfers from and after the date of such waiver.

Purpose Of The Amendment To The Transfer Restrictions

The Board of Directors believes extension of the Transfer Restriction’s duration is appropriate because the Company does not believe it will have fully utilized the NOLs as of the Original Expiration Date. Extending the duration of the Transfer Restrictions will allow the Company an opportunity to fully utilize the NOLs, which the Board of Directors believes is in the best interests of the Company and its stockholders. The Transfer Restriction Amendment also includes a provision which will allow the Board of Directors, without any action on the part of the Company’s stockholders, to waive the application of the Transfer Restrictions from and after the date of such waiver. The ability of the Board of Directors to waive, without stockholder approval, the Transfer Restrictions with respect to all transfers after the date of such waiver provides the Company with additional flexibility with respect to many types of corporate transactions.

Additionally, the Transfer Restriction Amendment clarifies an exception to the Transfer Restrictions with respect to the grant and exercise of employee stock options under the Company’s 2002 Stock Option Plan. The

Board of Directors believes the exception as currently written could be interpreted to except from the Transfer Restrictions the issuance of Company’s common stock or other securities upon exercise of any options or warrants by persons who could become 5% stockholders upon such exercise. However, the Board believes the exception was intended to apply only to the issuance of the Company’s common stock upon exercise of stock options granted under the Company’s 2002 Stock Option Plan. As a result, the Board of Directors believes it is in the best interests of the Company and its stockholders to clarify the exception.

The Company’s NOLs And Section 382

For the taxable year beginning February 2, 2003, the Company had available NOLs of approximately $17 million to offset taxable income recognized by the Company in the future. For federal income tax purposes, these NOLs will expire in 2021. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating the federal corporate tax on such income (subject to a potential alternative minimum tax). The maximum federal corporate tax rate is currently 35%.

The benefit of a corporation’s NOLs can be reduced or eliminated under Section 382 of the Tax Code if a corporation undergoes an “ownership change,” as defined in Section 382. Generally, an ownership change occurs if one or more stockholders, each of whom owns 5% or more in value of a corporation’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding three-year rolling period. For this purpose, all holders who each own less than 5% of a corporation’s capital stock are generally treated together as one (or, in certain cases, more than one) 5-percent stockholder. Transactions in the public markets among stockholders owning less than 5% of the equity securities generally are not included in the calculation (but can be if a loss corporation has more than one public group). In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. All percentage determinations are based on the fair market value of a corporation’s capital stock, including any preferred stock that is voting stock, is convertible stock or is stock which participates in corporate growth.

If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other carryovers prior to such ownership change could not exceed the product obtained by multiplying (1) the aggregate value of the Company’s stock immediately prior to the ownership change (with certain adjustments) by (2) the then applicable federal long-term tax exempt rate (4.61% for ownership changes occurring in March, 2003) (the “Section 382 limitation”). Based upon the Company’s stock price as of March 31, 2003, if an ownership change were to occur now, the Section 382 limitation would be approximately $70,000. In addition, to the extent the Company is determined to have a net unrealized built-in loss (generally defined as the excess of the tax basis of the Company’s assets over their fair market value) which is greater than the lesser of (i) 15 percent of the fair market value of the Company’s assets and (ii) $10 million, in the event of an ownership change, any net unrealized built-in losses recognized with the five-year period beginning on the date of the ownership change would be subject to the Section 382 limitation (as if it were a pre-change NOL). Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward and increase the available Section 382 limitation amount for the succeeding tax year. Thus, the effect of an ownership change could be to reduce significantly the annual utilization of the Company’s NOLs and to cause a very substantial portion of the NOLs to expire prior to their use.

Description Of The Transfer Restrictions

The following is a summary of the Transfer Restrictions and is qualified in its entirety by reference to the full text of the Transfer Restriction Amendment. Stockholders are encouraged to read the Transfer Restrictions, in the form proposed to be approved, set forth in the Appendix B.

Article Fifth generally restricts any direct or indirect transfer of “corporate securities” (which term, for purposes of the Transfer Restrictions, includes the Company’s common stock, warrants, options and any other equity security treated as “stock” under Section 382) of the Company if the effect would be to increase the ownership of stock by any person (or public group) to 5% or more of the Company’s stock or would increase the percentage of stock owned by a person (or public group) owning 5% or more of the Company’s stock. Transfers included under the Transfer Restrictions include sales to persons (or public groups) whose resulting percentage ownership of the Company’s stock would exceed the thresholds discussed above, or to persons whose ownership of shares would by attribution cause another person (or public group) to exceed such thresholds. Complicated rules of constructive ownership, aggregation, segregation, and other stock ownership rules prescribed by the Tax Code (and related regulations) will apply in determining whether the 5% threshold has been met and whether a group of stockholders each holding less than 5% stockholders will be treated as a “public group” that is a 5% stockholder under Section 382. As a result of these rules, the Transfer Restrictions could result in prohibiting ownership (thus requiring dispositions) of the Company’s stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than the Company, such as an interest in an entity that, directly or indirectly, owns the Company’s stock. The Transfer Restrictions may also apply to proscribe the exercise of certain “options” (which are broadly defined by Section 382) in respect of the Company’s stock to the extent that exercise of the option would result in a proscribed level of ownership.

The Transfer Restrictions do not, however, apply to the stock owned by any existing 5% percent stockholder (within the meaning of Section 382), other than any direct public group, on the date the Transfer Restrictions became effective (April 9, 2002), and generally do not apply to sales of stock in the market to persons who, taking the purchase into account, own less than 5% of the Company’s stock.

Generally, the Transfer Restrictions are imposed only with respect to the amount of the Company’s stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. However, the restrictions will not prevent a transfer if the transferor or transferee obtains the prior written approval of the Board of Directors, which approval may be granted or withheld in the Board of Directors’ sole discretion.

Certificates representing the Company’s stock, including stock to be issued in the future, bear a legend providing that the transfer of the stock is subject to restrictions. The Board of Directors has issued instructions and made arrangements with the Company’s transfer agent (the “Transfer Agent”) to implement the Transfer Restrictions. The Transfer Agent has been instructed not to record any transfer of the Company’s stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. The Transfer Agent may also have the right, prior to and as a condition to registering any transfers of the Company’s stock on the Company’s stock transfer records, to request an affidavit from the purported transferee of the stock regarding such purported transferee’s actual and constructive ownership of the Company’s stock, and if the Transfer Agent does not receive such affidavit or the affidavit evidences that the transfer would violate the Transfer Restrictions, the Transfer Agent would be required to notify the Company and not to enter the transfer in the Company’s stock transfer records. These provisions may result in the delay or refusal of certain requested transfers of the Company’s stock.

Any direct or indirect transfer of stock attempted in violation of the restrictions is void AB INITIO as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of the Company’s stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the indirect owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. Stock acquired in violation of the Transfer Restrictions is referred to as “Excess Stock.”

In addition to the purported transfer being void AB INITIO, upon the Company’s demand, the purported transferee must transfer the Excess Stock to an agent of the Company (the “Agent”) along with any dividends or other distributions paid with respect to Excess Stock. Votes cast by a purported transferee with respect to Excess Stock will be rescinded as void. The Agent is required to sell such Excess Stock in an arms’ length transaction that would not constitute a violation under the Transfer Restrictions. The net proceeds of the sale, after deduction of all costs incurred by the Agent, will be distributed first to the purported transferee in an amount equal to the extent of such proceeds up to the cost (or in some circumstances the fair market value of the Excess Stock on the date of the violative transfer) incurred by the purported transferee to acquire such Excess Stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary together with any other distributions with respect to such Excess Stock received by the Agent. If the Excess Stock is sold by the purported transferee, such person will be treated as having sold the Excess Stock on behalf of the transferring stockholder, and shall be required to remit all proceeds to the Agent (except to the extent the Agent grants written permission to the purported transferee to retain, an amount equal to the amount such person otherwise would have been entitled to retain had the Agent sold such shares).

Continued Risk Of Ownership Change

Despite the Transfer Restrictions, there still remains a risk that certain changes in relationships among stockholders or other events will cause an “ownership change” of the Company under Section 382.

The Company believes the Transfer Restrictions are enforceable. The Internal Revenue Service (the “IRS”) has issued several private letter rulings in this area that indicate that, to the extent Transfer Restrictions are enforceable and are enforced by a Company, their terms will be respected for purposes of applying Section 382. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if transfers in violation of the Transfer Restrictions are attempted, the IRS will not assert that such transfers have federal income tax significance notwithstanding the Transfer Restrictions.

Applicability of the Amended Transfer Restrictions

Pursuant to Delaware corporate law, a restriction on the transfer of securities set forth in a corporation’s certificate of incorporation is effective with respect to securities outstanding at the time of the “adoption of the restriction” only against securities held, at the time of the vote, by persons who voted in favor of the restriction. Although the Company believes the Transfer Restriction Amendment does not constitute the “adoption of [a] restriction,” but rather the continuation of a restriction already in place, Delaware corporate law does not expressly address this situation. As a result, stockholders should be aware that there is some uncertainty as to whether the Transfer Restrictions as amended if approved by stockholders will apply to shares of Common Stock held, at the time of the vote on the Transfer Restriction Amendment, by persons who do not vote in favor of this Proposal No. 3.

Board Power To Waive The Transfer Restrictions

The Transfer Restrictions will not prevent a transfer if the transferor or transferee obtains the prior written approval of the Board of Directors, which approval may be granted or withheld in the Board of Directors’ sole discretion. As a result, the Board of Directors has the discretion to approve a transfer of stock that would otherwise violate the Transfer Restrictions. If the Board of Directors decides to permit a transfer that would otherwise violate the Transfer Restrictions, that transfer or later transfers may result in an ownership change that would limit the Company’s utilization of the NOLs.

As a result of the foregoing, the Transfer Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above to apply to the use of the Company’s NOLs.

Antitakeover Effect

Because some corporate takeovers occur through the acquiror’s purchase, in the public market or otherwise, of sufficient stock to give it control of a Company, any provision that restricts the transferability of shares can have the effect of preventing such a takeover. The Transfer Restrictions therefore may be deemed to have an “antitakeover” effect because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s stock and the ability of persons, entities or groups now owning 5% or more of the Company’s stock from acquiring additional stock. The Transfer Restrictions may discourage or prohibit accumulations of substantial blocks of stock for which stockholders might receive a premium above market value.

The indirect “antitakeover” effect of the Transfer Restrictions is not the reason for the Transfer Restrictions. The Board of Directors considers the Transfer Restrictions to be reasonable and in the best interests of the Company and its stockholders because the Transfer Restrictions reduce certain of the risks that the Company will be unable to fully utilize its available NOLs. In the opinion of the Board of Directors, the fundamental importance to the Company’s stockholders of maintaining the availability of the NOLs to the Company is a more significant consideration than the indirect “antitakeover” effect the Transfer Restrictions may have.

Possible Effect On Liquidity

The Transfer Restrictions restrict a stockholder’s ability to acquire, directly or indirectly, additional stock of the Company in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of his stock of the Company may be restricted as a result of the Transfer Restrictions, and a stockholder’s ownership of stock of the Company may become subject to the Transfer Restrictions as a result of actions taken by persons related to that stockholder.

Vote Required To Approve The Amendment

The affirmative vote of the holders of a majority of the issued and outstanding shares of Company’s common stock entitled to vote at the Annual Meeting is required for approval of the Transfer Restriction Amendment.

Board of Directors Authority to Abandon Amendment

In accordance with Delaware corporate law, the Board of Directors resolution authorizing the proposed Transfer Restriction Amendment provides that the Board of Directors may abandon the proposal even if the Company’s stockholders approve this Proposal No. 3. The Board of Directors currently intends to file the Transfer Restriction Amendment with the Secretary of State of the State of Delaware shortly before April 9, 2004, the date on which the current Transfer Restrictions would otherwise expire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED TRANSFER RESTRICTION AMENDMENT.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the fiscal year ended February 1, 2003, the Board met nine times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended January 31, 2003, except as noted below, each director attended more than 75% of all the meetings of the Board and its committees on which he or she served.

The Audit Committee, which held seven meetings during the fiscal year ended February 1, 2003, consists of Mr. Evans, Mr. Brim and Mr. O’Brien. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors, for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board. Mr. Brim attended four out of the six Audit Committee meetings held since he joined the Audit Committee.

A copy of the charter for the Audit Committee is attached as Appendix C to this Proxy Statement. The Board has determined that all members of the Audit Committee are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee, which held ten meetings during the fiscal year ended February 1, 2003, consists of Mr. Mand, Mr. Holmes and Mr. Sandler. The Compensation Committee reviews and recommends to the Board for approval the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board. A copy of the charter for the Compensation Committee is attached as Appendix D to this Proxy Statement.

The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to James D. Constantine, the Company’s Secretary, at the Company’s principal executive offices.

Compensation of Directors

Directors who are officers of the Company do not receive any additional compensation for their services as directors. During fiscal 2002, non-employee directors of the Company received the following compensation:

•	a quarterly retainer of $4,500;

•	a fee of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone;

•	a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, in each case only if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

The Chairman of the Compensation Committee and the Audit Committee each received a quarterly fee of $750. The Chairman of the Board received a fee of $3,000 per quarter. For fiscal 2003, the fee for the Chairman of the Board was changed to $4,500 per quarter.

Non-employee directors participate in one equity compensation plan of the Company, the 2002 Non-Employee Directors Stock Option Plan. During fiscal 2002, each non-employee director received non-qualified stock options to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $7.52 per share. Assuming continued service on the Board, these options become exercisable in two annual installments beginning one year from the date of grant.

For fiscal 2003 and subsequent fiscal years the Board adopted a policy for the grant of non-qualified stock options to purchase 2,500 shares of the Company’s Common Stock to continuing non-employee directors on the date of the meeting of the Board (or the Compensation Committee) held in April of each such fiscal year. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and will vest over a three-year period from the grant date.

Additionally, the Board adopted a policy that the Non-Executive Chairman of the Board will receive at the same time additional non-qualified stock options in the amount of 2,500 shares, which options will have the same exercise price and will also vest over a three-year period from the grant date.

On April 23, 2003, the non-employee directors and the Non-Executive Chairman of the Board received option grants in accordance with the aforementioned policies with an exercise price equal to $5.30 per share.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers (“Executive Officers”) and directors of the Company as of March 31, 2003.

Name	Age	Position
Richard E. George	64	Non-Executive Chairman of the Board
Gary W. Rada	48	President, Chief Executive Officer and Director
James D. Constantine	50	Executive Vice President, Chief Financial and Administrative Officer and Director
Timothy F. Gower	52	Senior Vice President, Retail Store Operations
John G. Brim(1)	50	Director
Ben Evans(1)	73	Director
Peter Michael Holmes(2)	44	Director
Martin Mand(2)	66	Director
Patrick O’Brien(1)	56	Director
Robert S. Sandler(2)	72	Director

(1)	Member of Audit Committee. Mr. Evans is Chairperson.
(2)	Member of Compensation Committee. Mr. Mand is Chairperson.

Information with respect to the background and positions held at the Company of Messrs. Constantine, O’Brien and Rada is set forth above under Proposal No. 1.

Mr. George (Class Two Director) has served as the Non-Executive Chairman of the Board of Directors since April 2002. From 1996 to the present, Mr. George has served as the President and Chief Executive Officer of R. G. Trends, Inc., an independent consulting company. From 1995 to 1996, he was President and Chief Executive Officer of Handy Andy Home Improvement Centers, Inc. Handy Andy filed for protection under Chapter 11 of the United States Bankruptcy Code in 1995. From 1989 to 1994, Mr. George served as Chairman and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. From 1962 to 1988, Mr. George was employed by Jewel Companies, Inc./American Stores Company and its affiliates, where he held various management positions, including his most recent position of President and Chief Executive Officer of Osco Drug, Inc. Mr. George has a B.S. and M.A.S. from the University of Illinois.

Mr. Brim (Class Two Director) has served as a director of the Company since April 2002. Mr. Brim is a Managing Member of Hill Street Capital, LLC, an investment banking firm. From 1990 until 2003 he was a Managing Director of UBS Warburg and its predecessor companies. Mr. Brim holds a B.A. from Yale University and an M.B.A from Harvard Business School.

Mr. Evans (Class Two Director) has served as a director of the Company since April 2002. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, concentrating in his bankruptcy area. He became a partner at that firm in 1968. From 1978 through 1989, Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors’ committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. Mr. Evans is also a director of Hampton Industries, Inc. and Salant Corporation.

Mr. Holmes (Class Two Director) has served as director of the Company since April 2002. From May 2001 to present, Mr. Holmes has served as the President and Chief Executive Officer of The Holmes Group, an independent consulting company. Mr. Holmes has served as Vice President, Operations of BiWay Stores, a retail chain operating over 250 stores in Ontario and Atlantic Canada, from August, 2000 to May, 2001. Mr. Holmes was Senior Vice President, Merchandising of BiWay Stores from March, 1999 to August 2000. Prior to joining BiWay Stores, he was Vice President, Merchandising of White Rose Crafts & Nursery Sales Ltd. from 1996 to 1998. From 1977 to 1996 Mr. Holmes held various positions at Zellers Inc., Canada’s largest discount store chain, the most recent as Vice President, Merchandise Administration & Distribution.

Mr. Mand (Class Two Director) has served as a director of the Company since April 2002. Mr. Mand is Chairman and Chief Executive Officer of Mand Associates, Limited, a consulting, speaking and writing firm, and a Managing Partner of PFP Seminars, a seminar firm. From March 1990 to June 1994, Mr. Mand was Executive Vice President and Chief Financial Officer of Nortel Networks. Prior to joining Nortel, Mr. Mand served in various positions with the DuPont Company from June 1961 to February 1990, the most recent as Vice President and Treasurer. Mr. Mand is a director of several privately-held companies. Mr. Mand holds a B.S. from the University of Virginia and an M.B.A. from the University of Delaware.

Mr. Sandler (Class Two Director) has served as a director of the Company since April 2002. Mr. Sandler is President of Robert S. Sandler LLC, a business and financial consulting company. From 1978 to 2001 Mr. Sandler served as Executive Vice President of HSBC Business Credit (USA) Inc. affiliate of HSBC Bank USA. Mr. Sandler holds a B.S. from the Wharton School at the University of Pennsylvania.

Mr. Gower has served as Senior Vice President, Retail Store Operations since October 1999. From April 1998 to October 1999, Mr. Gower served as Vice President, Retail Store Operations. Prior to that, from August 1997 to March 1998, he served as Vice President of Store Operations for Zellers Inc., Canada’s largest discount chain. Prior to joining Zellers, he held various store operations positions with Office Max and F&M SuperDrug Stores.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization, all pre-bankruptcy common stock of the Company was canceled and the Company issued 1,500,000 shares of new Common Stock. The Company also issued the following warrants to purchase an aggregate of 153,928 additional shares of Common Stock, which warrants are outstanding as of March 31, 2003:

1)	Series A warrants exercisable for an aggregate of 38,462 shares of Common Stock any time prior to April 9, 2006 at a price of $11.00 per share;

2)	Series B warrants exercisable for an aggregate of 46,392 shares of Common Stock any time prior to April 9, 2008 to a price of $16.00 per share;

3)	Series C warrants exercisable for an aggregate of 38,462 shares of Common Stock any time prior to April 9, 2010 at a price of $16.00 per share; and

4)	Series D warrants exercisable for an aggregate of 30,612 shares of Common Stock any time prior to April 9, 2010 at a price of $34.00 per share.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2003, for (1) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the named executive officers appearing in the Summary Compensation Table below (the “Named Executive Officers”) and (4) all directors and Executive Officers as a group.

	Shares Beneficially Owned(1)
Directors, Executive Officers and 5% Stockholders	Number	Percent
Hallmark, Inc.(2)	192,619	12.7%
Creative Expressions Group Inc.(3)	96,076	6.4
Amscan(4)	76,795	5.5
Gary W. Rada(5)	26,429	1.7
James D. Constantine(6)	31,895	2.1
Timothy F. Gower(7)	17,750	1.2
John G. Brim(8)	5,000	*
Ben Evans(8)	5,000	*
Richard E. George(8)	5,000	*
Peter Michael Holmes(8)	5,000	*
Martin Mand(8)	5,000	*
Patrick O’Brien(8)	5,000	*
Robert S. Sandler(8)	5,000	*
William E. Freeman(9)	3,803	*
All Executive Officers and directors as a group (10 persons)(10)	111,074	7.1%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Based on the record ownership information available to the Company with respect to Hallmark, Inc. and its affiliates. The address of Hallmark is 83 Enterprise Drive, Marshfield, Massachusetts 02050-9139.
(3)	Based on the record ownership information available to the Company with respect to Creative Expressions Group Inc. and its affiliates. The address of Creative Expressions Group Inc. is 7240 Shadeland Station, Suite 300, Indianapolis, Indiana 46256-3928.
(4)	Based on the record ownership information available to the Company with respect to Amscan, Inc. and its affiliates. The address of Amscan, Inc. is 80 Grasslands Road, Elmsford, New York.
(5)	Includes 6,250 shares subject to options exercisable within 60 days of March 31, 2003.
(6)	Includes 5,000 shares subject to options exercisable within 60 days of March 31, 2003.
(7)	Includes 3,750 shares subject to options exercisable within 60 days of March 31, 2003.
(8)	Includes 5,000 shares subject to options exercisable within 60 days of March 31, 2003.
(9)	Based on record ownership information available to the Company. Includes 2,793 shares subject to warrants exercisable within 60 days of March 31, 2003.
(10)	Includes 50,000 shares subject to options exercisable within 60 days of March 31, 2003.

PROPOSAL NO. 4

APPROVAL OF 2003 EQUITY INCENTIVE PLAN

Introduction

On January 27, 2003, the Board of Directors of the Company approved the Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan (“Plan”), subject to stockholder approval.

The Board of Directors believes that stock options and other equity-based awards constitute a key component of the Company’s employee compensation and is an important factor in the Company’s ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of March 31, 2003, there were only 1,367 shares of Common Stock available for future awards to employees under the Company’s 2002 Stock Option Plan. See “EQUITY COMPENSATION PLAN INFORMATION—Equity Compensation Plans Not Approved by Stockholders—2002 Stock Option Plan.” The Board believes that increasing the number of shares available for equity-based grants by adopting the Plan will strengthen the Company’s ability to retain and attract employees and motivate such employees to attain overall corporate goals.

Stockholders are being asked to approve the Plan, including certain material terms of performance goals for those awards that are intended to be performance-based. This approval is necessary, among other reasons, to ensure that compensation earned by and paid to certain executive officers of the Company pursuant to stock options, SARs and performance-based awards granted under the Plan will be fully deductible by the Company for federal income tax purposes under Code Section 162(m) if and to the extent the Compensation Committee determines that compliance with the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable. See “COMPENSATION COMMITTEE REPORT.”

A full copy of the Plan is attached as Appendix E. The material features of the Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the Plan.

Purpose

The Plan is intended to allow selected employees and officers of the Company or an affiliate to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, to assist the Company and its affiliates in attracting and retaining new employees, to optimize the profitability and growth of the Company and its affiliates through incentives which will promote the Company’s goals and to provide grantees with an incentive for excellence in individual performance.

Administration

The Plan will be administered by the Compensation Committee of the Board. The Board may delegate to officers of the Company the authority to grant options or other awards to eligible persons, excluding, however, awards to executive officers that are intended to comply with the Rule 16b-3 under the Securities Exchange Act of 1934 and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Code Section 162(m). The Compensation Committee or relevant officer that administers the Plan with respect to an award is referred to in this summary as the “Committee.”

Subject to the terms of the Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the amounts and terms of awards; to determine the terms of any award agreement, including but not limited to the term and the vesting schedule; to determine the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to change the terms and conditions of awards including, but not limited to, changing the exercise price of any award, subject to the limitations in the Plan; to construe and interpret the Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the Plan; to make all determinations deemed necessary or advisable for administration of the Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the Plan.

Eligibility

The Plan provides for awards to employees, potential employees, officers, and potential officers of the Company or an affiliate. Some awards will be provided to officers and others who are deemed by the Company to be “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934. As of March 31, 2003, the Company and its affiliates had approximately 1,100 employees and officers, and management of the Company estimates that 250 will be granted awards under the Plan. An affiliate is defined in the Plan as any entity, individual, venture or division that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

Participation

The Committee may make awards in its discretion to eligible grantee, subject to the limits on awards.

Offering Of Common Stock

Under the terms of the Plan, 250,000 shares of the Common Stock of the Company will be available for delivery in settlement of awards, of which 100,000 shares may be available for delivery as restricted or deferred shares. (The term “shares” or “stock” in this summary refers to Common Stock of the Company.)

The stock delivered to settle awards made under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company for purposes of the Plan. If any shares subject to any award granted under the Plan are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the Plan. In addition, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes upon the exercise or settlement of an award, will be available for issuance under the Plan.

At March 31, 2003, the last reported bid and asked prices of the Company’s Common Stock on the OTC Bulletin Board was $5.25 per share bid and $5.60 per share asked.

If a dividend or other distribution, recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme or arrangement, split-up, spin-off or combination, or similar transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

Limits On Awards

The Plan contains several limits on the number of shares and the amount of cash that may be issued as awards. Stock-based awards may not be granted to any individual in any calendar year for an aggregate number of shares of Common Stock in excess of 50,000 shares of Common Stock for options; 50,000 shares for Stock Appreciation Rights (“SARs”); 100,000 shares for options and SARs combined; and 100,000 shares for all other stock-based awards. The maximum potential value of any non-stock based award in any calendar year may not exceed 150% of the grantee’s annual base salary (multiplied, in the case of performance-based awards, by the number of years and fractions thereof in the performance period.)

Summary Of Awards Under The Plan (Including The Rights As A Stockholder, If Any, Entailed By An Award)

The Plan permits the granting of any or all of the following types of awards: (1) stock options including incentive stock options (“ISOs”) and reload options; (2) stock appreciation rights (“SARs”); (3) restricted shares;

(4) deferred stock; (5) dividend equivalents; (6) performance units, (7) performance shares; and (8) other stock-based awards valued in whole or in part by reference to or otherwise based on the Common Stock or other securities of the Company. Generally, awards under the Plan are granted for no consideration other than prior and future services. Awards granted under the Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan or other plan of the Company. The material terms of each award will be set forth in a written award agreement between the grantee and the Company.

Stock Options and SARs.    The Committee is authorized to grant stock options, including ISOs and reload options, and SARs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The purchase price per share of stock subject to a stock option and the grant price of an SAR is determined by the Committee and set forth in the award agreement. The purchase price per share cannot be less than the fair market value of a share on the grant date. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term of ISOs and SARs granted in tandem with ISOs may not exceed ten years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price in cash, stock, other outstanding awards or as the Committee determines. When stock is used to pay the purchase price or applicable taxes, the Committee may grant reload options, for the number of shares so used, generally on the same terms as the option that was exercised except that the reload option price is not less than 100% of the fair market value of a share on the date the reload option is granted and the reload option becomes exercisable six months from the date the reload option is granted. For SARs, the methods of exercise and settlement and other terms will be determined by the Committee. Unless otherwise provided in the award agreement, upon termination of employment during the option term, options and SARs expire immediately upon termination is for cause, one year after termination for retirement, death or disability, or 90 days after termination for any other reason.

Restricted Stock and Deferred Stock.    The Committee may award restricted stock consisting of shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of employment during the restriction period, restricted stock will be forfeited subject to such exceptions, if any, as are provided in the award agreement.

The Committee may also make deferred stock awards, generally consisting of a right to receive shares at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Committee may impose in the award agreement, which limitations may lapse at the end of the deferral period, in installments or otherwise. Deferred stock awards carry no voting or other rights associated with stock ownership, except that the Committee may award dividend equivalents as described below. Upon termination of employment during deferral period, deferred stock will be forfeited to the extent provided in the award agreement.

Dividend Equivalents.    The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Plan.

Performance Units.    The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance units will generally be selected from among those listed in the Plan.

Performance Shares.    The Committee may grant performance shares, which entitle a grantee to a certain number of shares of Common Stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance shares will generally be selected from among those listed in the Plan.

Other Stock-Based Awards.    In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on securities of the Company. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards.    The Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards (other than stock options) intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following:

(1)	earnings (either in the aggregate or on a per-share basis);

(2)	net income or loss;

(3)	operating income or loss;

(4)	cash flow;

(5)	stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(6)	earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(7)	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(8)	reductions in expense levels in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units;

(9)	market share;

(10)	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(11)	sales;

(12)	costs;

(13)	results of customer satisfaction surveys;

(14)	aggregate product price and other product price measures; and/or

(15)	achievement of business or operational goals such as market shares and/or business development.

The Committee has the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward (the Committee retains the discretion to adjust such awards downward), unless the Committee intends to amend the award to no longer qualify for the performance-based exception.

Payment and Deferral of Awards.    Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require (to the extent provided in the award agreement) or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards.    Awards granted under the Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, the Plan permits transfers of options (other than ISOs), SARs or deferred stock for no consideration to certain family members, family trusts or family limited partnerships.

Amendment To And Termination Of The Plan

The Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Without limiting the generality of the foregoing, the number of shares available for grant under the Plan will not be increased without stockholder approval.

In addition, subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee under any award granted under the Plan, without the grantee’s consent.

Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on January 27, 2013. The terms of the Plan shall continue to apply to any awards made prior to the termination of the Plan until the Company has no further obligation with respect to any award granted under the Plan.

Federal Income Tax Consequences

The Company believes that under present law the following are the federal tax consequences generally arising with respect to awards granted under the Plan. This summary is for stockholder informative purposes and is not intended to provide tax advice to grantees.

The grant of an option or SAR (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, the Company will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute.

With respect to other awards granted under the Plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

Plan Benefits

No awards have yet been granted under the Plan. It is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees under the Plan. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company’s Common Stock that will be distributed to grantees.

Vote Required

Adoption of the proposal to approve the amended Plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE

2003 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has served as the Company’s independent auditors since June 12, 2002 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending January 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its selection of auditors.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company’s fiscal year ended February 1, 2003, the Company incurred the following aggregate fees by Deloitte & Touche LLP:

Audit Fees.    The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the Company’s fiscal year ended February 1, 2003 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year was approximately $241,000.

Financial Information Systems Design and Implementation Fees.    No fees were billed by Deloitte & Touche LLP to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

All Other Fees.    The aggregate fees billed by Deloitte & Touche LLP to the Company for professional services rendered to the Company other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was approximately $74,500. These fees included audit related services of approximately $16,500 and non-audit services of approximately $58,000, primarily for tax services. Audit related services generally include fees for statutory audits and accounting consultations filings.

The Audit Committee reviews and approves audit and permissible non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. The Audit Committee considered whether the audit related services and non-audit services are compatible with the principal accountants’ independence and concluded that provision of audit related services and non-audit services are compatible with maintaining the independence of the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION AND

APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING JANUARY 31, 2004

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (1) each person that served as the Company’s Chief Executive Officer during the last fiscal year of the Company and (2) the other most highly compensated Executive Officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation
Name	Fiscal Year(1)	Salary ($)	Bonus($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)
Gary W. Rada(4) President, Chief Executive and Operating Officer	2002 2001 2000	292,038 252,500 239,501	220,282 110,830 58,080	135,360 — —	42,000 — —	68,554 1,130 1,643

James D. Constantine(5) Executive Vice President and Chief Financial and Administrative Officer	2002 2001 2000	232,923 198,077 172,290	153,969 67,681 45,600	120,320 — —	30,000 — —	76,848 3,709 1,315

Timothy F. Gower(6) Senior Vice President, Retail Store Operations	2002 2001 2000	209,692 183,269 173,812	158,951 80,370 42,240	105,280 — —	21,000 — —	55,340 3,974 3,475

William E. Freeman(7) Former Chairman and Chief Executive Officer	2002 2001 2000	52,615 281,154 265,000	478,211 131,255 179,500	— — —	— — —	450,970 66,978 67,652

(1)	The Company’s fiscal year ends on the Saturday closest to January 31.
(2)	The amounts shown in the bonus column represent payments under the Company’s Management Incentive Plan and Retention Bonus Plan and, with respect to Mr. Freeman, a $235,000 bonus for the Company’s emergence from bankruptcy. Includes bonus amounts earned in the fiscal year.
(3)	Restricted stock grants were made in accordance with the Company’s plan of reorganization on April 9, 2002 and vest 25% on each anniversary of the grant date. Values in the restricted stock awards column are calculated by multiplying the date-of-grant fair market value ($7.52 per share) by the number of shares granted.
(4)	All Other Compensation for fiscal 2002 includes 401(k) matching contribution of $969, group term life insurance premium of $390, car allowance of $5,926 and $61,269 reimbursement of taxes arising from the receipt of restricted stock awards and warrants.
(5)	Mr. Constantine joined the Company in February 2000. All Other Compensation for fiscal 2002 includes 401(k) matching contribution of $3,794, group term life insurance premium of $349, car allowance of $5,926 and $66,779 reimbursement of taxes arising from the receipt of restricted stock awards and warrants.
(6)	All Other Compensation for fiscal 2002 includes 401(k) matching contribution of $3,767, car allowance of $5,926, group term life insurance premium of $324 and $45,323 reimbursement of taxes arising from the receipt of restricted stock awards and warrants.
(7)	Mr. Freeman resigned on April 9, 2002. All Other Compensation for fiscal 2002 includes severance payments of $449,423, 401(k) matching contribution of $767 and group term life insurance premium of $780.

Employment Agreements

Gary W. Rada (President and Chief Operating Officer and, effective as of December 11, 2002, Chief Executive Officer), James D. Constantine (Executive Vice President and Chief Financial and Administrative Officer) and Timothy F. Gower (Senior Vice President, Retail Store Operations) each has an employment agreement with the Company, effective as of April 9, 2002, which provides for the continued employment of each in his present capacity with the Company through April 9, 2005; provided that such term is automatically extended for subsequent one-year terms unless either the executive or the Company gives written notice to the other of a desire not to extend at least 120 days prior to the end of the initial term or any additional term, as applicable.

During the term, the Company agrees to pay the executives the following annual salaries, subject to annual review and increases at the discretion of the Board: Mr. Rada—$300,000; Mr. Constantine—$240,000; and Mr. Gower—$215,000. In addition, each of the executives is entitled to a cash bonus in accordance with the Company’s management incentive plan for each fiscal year during the term of 50% to 150% of the executive’s target bonus of 40% of annual salary. Each of the executives also received the following shares of restricted Common Stock, which vest ratably over a four year period, and warrants to acquire shares of Common Stock with an exercise price of $7.52 per share, pursuant to the terms of his employment agreement: Mr. Rada—18,000 shares and 5,000 warrants; Mr. Constantine—16,000 shares and 12,000 warrants; and Mr. Gower—6,000 shares and 1,250 warrants. Prior to the expiration of the warrants in June 2002, Mr. Rada acquired 2,000 shares of common stock and Mr. Constantine acquired 10,000 shares of common stock, in each case upon exercise of the warrants.

Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason during the initial term or subsequent to the initial term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive’s target bonus level; (2) a severance payment, payable in a single lump payment in cash or, at the Company’s election, in three equal installments over a one year period, equal to 1.5 times (or, if the termination occurs during the initial term, the quotient obtained by dividing the number of days remaining in the initial term by 365, if such quotient is greater than 1.5) the sum of (x) the executive’s then current annual base salary and the (y) highest annual bonus paid or payable to the executive during the three year period ending on the termination date; (3) full acceleration of vesting on stock options, restricted stock and any other awards under any equity based incentive arrangement; (4) continuation of welfare benefits for the executive, his spouse and other dependents for the greater of 18 months or the remainder of the initial term; and (5) outplacement assistance for a minimum period of 18 months. In the event of a change of control of the Company, the executive may elect, at any time during the immediately following 90 days, to sell all or any portion of the shares of Common Stock owned by the executive (including any shares acquired upon the exercise of any warrants or stock options) to the Company for the highest value per share as of the date of the change of control received by any other person directly or indirectly in respect of shares of Common Stock, payable in the same property received by other stockholders of the Company.

Each of the executives is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.

Separation Agreement

William E. Freeman resigned as President and Chief Executive Officer and as a director of the Company effective April 9, 2002. In connection with his separation agreement, Mr. Freeman received $427,500 of severance, $178,125 of cash incentive bonuses, a $235,000 bonus for the Company’s emergence from bankruptcy, $21,923 of vacation pay and $65,086 of retention bonuses, in each case less applicable payroll deductions and any withholdings. Mr. Freeman is also entitled to continuation of welfare benefits for 18 months. Mr. Freeman agreed to customary confidentiality clauses and 6-month non-solicitation and non-competition provisions following his termination of employment.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended February 1, 2003. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on rates of appreciation specified by the Securities and

Exchange Commission, and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

	Individual Grants
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value At Assumed Annual rate Of Stock Price Appreciation For Option Term (2)
Name						5%	10%
Gary W. Rada	25,000	(3)	15%	7.52	4/23/12	118,250	299,500
	17,000	(4)	10%	5.50	1/28/13	58,820	149,090
James D. Constantine	20,000	(3)	12%	7.52	4/23/12	94,600	239,600
	10,000	(4)	6%	5.50	1/28/13	34,600	87,700
Timothy F. Gower	15,000	(3)	9%	7.52	4/23/12	70,950	179,700
	6,000	(4)	4%	5.50	1/28/13	20,760	52,620
William E. Freeman	—

(1)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock, at the date the options were granted.
(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The potential realizable values are based on an assumption that the stock price of the Company’s Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee’s continued employment through the vesting period. The amounts reflected in this table may not be achieved.
(3)	The options vest at the rate of 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.
(4)	The options vest at the rate of 33-1/3% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to the value of “in-the-money” stock options outstanding at February 1, 2003 (which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on February 1, 2003) for each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended February 1, 2003.

	Number of Securities Underlying Unexercised Options At January 31, 2003(#)		Value of Unexercised In-the-Money Options at February 1, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Rada	—	42,000	—	0
James D. Constantine	—	30,000	—	0
Timothy F. Gower	—	21,000	—	0
William E. Freeman	—	—	—	—

(1)	Based upon the market price of $5.50 per share, which was the last closing price per share of Common Stock prior to February 1, 2003, less the option exercise price payable per share.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans Approved by Stockholders

2003 Equity Incentive Plan.     The Board of Directors adopted the 2003 Equity Incentive Plan on January 27, 2003 and has submitted the Plan to stockholders for approval at the Annual Meeting. See “APPROVAL OF 2003 EQUITY INCENTIVE PLAN.”

Equity Compensation Plans Not Approved by Stockholders

2002 Stock Option Plan.     The Board of Directors ratified the 2002 Stock Option Plan (the “Employee Plan”) on April 23, 2002. As of March 31, 2003, 1,367 shares are available for issuance under the Employee Plan. A copy of the Plan was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K dated April 8, 2002.

The Compensation Committee of the Board, and the Board itself, have separate but concurrent authority to administer the Employee Plan and have complete discretion, subject to the provisions of the Employee Plan, to authorize non-qualified stock option grants under the Employee Plan. The maximum number of shares of Common Stock available for issuance over the term of the Employee Plan may not exceed 166,667 shares. Officers and other employees of the Company and its subsidiaries are eligible to participate in the Employee Plan. Non-qualified options may be granted under the Employee Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The Board may amend or modify the Employee Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Employee Plan at any time, and the Employee Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

2002 Non-Employee Directors Stock Option Plan.     The Board of Directors adopted the 2002 Non-Employee Directors Stock Option Plan (the “Director Plan”) on April 23, 2002. As of March 31, 2003, 80,000 shares are available for issuance under the Director Plan. A copy of the Director Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002.

The Board of Directors has the authority to grant non-qualified stock options under the Director Plan. The maximum number of shares of Common Stock available for issuance over the term of the Director Plan may not exceed 150,000 shares. Directors who are not officers or employees of the Company are eligible to participate in the Director Plan. Non-qualified options may be granted under the Director Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. The Board may amend or modify the Director Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Director Plan at any time, and the Director Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

Summary Table

The following table sets forth information regarding equity compensation plans under which equity securities of the Company were authorized for issuance as of February 1, 2003.

Equity Compensation Plans

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Options		Weighed Average Execise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders(1)	—		—	250,000
Equity compensation plans not approved by stockholders(2)	235,300	(3)	$7.26	81,367

Total	235,300		$7.26	331,367

(1)	Assuming the 2003 Equity Incentive Plan is approved by stockholders at the Annual Meeting.
(2)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Employee Plan and the Director Plan.
(3)	Includes 165,300 outstanding options for our common stock pursuant to the Employee Plan and 70,000 outstanding options for our common stock pursuant to the Director Plan.
(4)	1,367 options remain available for issuance pursuant to the Employee Plan and 80,000 options remain available for issuance pursuant to the Director Plan.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended February 1, 2003, which include the consolidated balance sheets of the Company as of February 1, 2003 and February 2, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the 43 weeks ended February 1, 2003, the 9 weeks ended April 26, 2002, the 52 weeks ended February 2, 2002 and the 53 weeks ended February 3, 2001, and the notes thereto.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual

Report on Form 10-K for the year ended February 1, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 31, 2004.

MEMBERS OF THE AUDIT COMMITTEE

Ben Evans (Chairman)

John Brim

Patrick O’Brien

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board was formed in April 2002 and consists of Martin G. Mand, Peter Michael Homes and Robert S. Sandler. The Compensation Committee’s primary responsibilities include reviewing and recommending to the full Board (excluding any interested director) for approval the compensation of the Company’s executive officers, such compensation consisting of salary, bonuses, benefits and other compensation. The Compensation Committee has the authority to grant stock options and other awards under the Company’s equity-based plans.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The minimum base salary levels for the Company’s executive officers are established by their respective employment agreements described above in “EXECUTIVE COMPENSATION AND RELATED INFORMATION—Employment Agreements.” The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, length of service, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s general financial performance. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. For the purposes of the Company’s management incentive bonus plan, performance is measured according to achievement of approved target levels in specified categories established by the Board after consultation with management. If the targeted levels are met, generally, each participant may earn a bonus of up to 50% of such participant’s base salary. If the targeted levels are exceeded, additional bonuses are earned. The maximum bonus which can be earned in any fiscal year by a participant is 150% of the targeted bonus.

The Company’s management incentive bonus plan for fiscal 2002 provided cash compensation, based on a percentage of base salary, for the achievement of EBITDAR targets set by the Company. For fiscal 2003, cash payments under the Company’s management incentive bonus plan for most participants will be based on the achievement of pre-tax earnings goals and various cash flow measures.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the Company’s stock plans. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options granted to executive officers and other employees generally vest and become fully exercisable over at least a three-year period. However, the Board has authority to grant options with differing vesting periods. The principal factors considered in granting stock options to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s stock plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Other Compensation Plans.    The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. Benefits under these plans are indirectly tied to the Company’s performance.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) disallows a deduction by the Company for annual compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Non-performance based annual compensation has not exceeded $1.0 million for any executive officer to date, and as such, there has been no limitation as to the deductibility of executive officer compensation. Moreover, the 2003 Equity Incentive Plan submitted to stockholders for approval at the Annual Meeting has been structured to comply with the Section 162(m) performance-based exemption. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will continue to address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The Chief Executive Officer of the Company is eligible to participate in the same executive plans available to other executive officers. Mr. Rada’s salary earned for the fiscal year ended February 1, 2003 was $292,038. This salary was based on his employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Rada was eligible for a bonus of 50% to 150% of his target bonus of 40% of his annual base salary for fiscal 2002 based on the attainment of the Company’s EBITDAR goals. The Compensation Committee awarded Mr. Rada a bonus under the Company’s management incentive bonus plan equal to $             for fiscal 2002. Mr. Rada also received a bonus under the Company’s retention bonus plan equal to $            .

In accordance with his employment agreement and as contemplated by the Company’s plan of reorganization, at the time of the Company’s emergence from bankruptcy on April 9, 2002, Mr. Rada was granted 18,000 shares of restricted Common Stock, which vest ratably over a four year period, and warrants to acquire 5,000 shares of Common Stock with an exercise price of $7.52 per share. Mr. Rada acquired 2,000 shares of Common Stock upon the exercise of the warrants prior to their expiration in June, 2002. Mr. Rada also received an option grant on April 23, 2002 to purchase 25,000 shares of Common Stock with an exercise price of $7.52 per share and an option grant on January 27, 2003 to purchase 17,000 shares of Common Stock with an exercise price of $5.50 per share.

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The Compensation Committee increased Mr. Rada’s base annual salary effective February 2, 2003 from $300,000 to $375,000 in connection with Mr. Rada’s appointment to the position of Chief Executive Officer. The Compensation Committee also increased Mr. Rada’s target bonus under the Company’s cash incentive bonus from 40% to 50% of his annual base salary. Mr. Rada’s base salary and target bonus for fiscal 2003 was established in part by comparing the base salaries and bonuses of chief executive officers at other companies of similar size.

MEMBERS OF THE COMPENSATION COMMITTEE

Martin G. Mand (Chairman) Peter Michael Holmes Robert S. Sandler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2002, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Company’s Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended February 1, 2003 between the Company and certain affiliated parties.

Amscan Inc. and its affiliates, which beneficially own more than 5% of our common stock, supply products to us. We purchased from Amscan approximately $14.1 million of product during fiscal 2002 and approximately $13.3 million during fiscal 2001.

Creative Expressions Group Inc. and its affiliates, which beneficially own more than 5% of our common stock, supply products to us. We purchased from Creative Expression Group Inc. approximately $10.9 million of product during fiscal 2002 and approximately $11.9 million during fiscal 2001.

Hallmark, Inc. and its affiliates, which beneficially own more than 5% of our common stock, entered into agreement with us in March 2003 to supply us with licensed party table tableware and accessories.

STOCK PERFORMANCE GRAPH

The information contained in this graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization all pre-bankruptcy common stock of the Company was canceled and the Company issued new Common Stock. The following graph represents information regarding the new Common Stock since the Company’s emergence from bankruptcy. The Company’s Common Stock has traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers, under the symbol “FCPOB” since May 30, 2002.

The following graph compares for the period from May 30, 2002 through February 1, 2003 (a) the total stockholder return on the Company’s Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and Nasdaq SmallCap Market (“NASDAQ Market Index”) and (c) the average performance of a group consisting of the Company’s peer corporations which are industry competitors (the “Peer Group”). The Peer Group consists of Party City Corporation and Paper Warehouse, Inc. The graph assumes $100 was invested in the applicable stocks or Index on May 30, 2002, and also assumes the reinvestment of dividends.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the 2004 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company, at the principal executive offices of the Company, between                     , 2004 and                     , 2004. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2004 annual meeting of Stockholders must be received by the Company not later than                     , 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended February 1, 2003, all Reporting Persons complied with all applicable filing requirements.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, FACTORY CARD & PARTY OUTLET CORP., 2727 DIEHL ROAD, NAPERVILLE, ILLINOIS 60563-2371, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

James D. Constantine

Secretary

                    , 2003

Naperville, Illinois

APPENDIX A

AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FACTORY CARD & PARTY OUTLET CORP.

(Pursuant to Section 242 of the

General Corporation Law of Delaware)

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is:

Factory Card & Party Outlet Corp.

2.    This Amendment to the corporation’s Amended and Restated Certificate of Incorporation hereby amends Article SIXTH of the Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

3.    Article SIXTH is hereby deleted in its entirety and the following shall be inserted herein:

SIXTH:  The Board shall consist of nine persons; provided, however, that such number of directors may from time to time be increased and decreased by a duly adopted resolution of the Board but shall in no event be reduced to less than three. The Board of Directors shall be divided into three classes (designated as “Class One Directors”, Class Two Directors” and “Class Three Directors”), as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class One Directors shall hold office for a term expiring at the 2004 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; the initial Class Two Directors shall hold office for a term expiring at the 2005 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; and the initial Class Three Directors shall hold office for a term expiring at the 2006 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than Common Stock) then outstanding, any vacancy in the Board of Directors, arising from death, retirement, resignation, removal, an increase in the number of directors or any other cause, may only be filled by the Board of Directors (to the extent, but only to the extent, that such directors would constitute a majority of such remaining directors), acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Each director chosen to fill a vacancy in the Board of Directors arising from the death, retirement, resignation, removal of a director shall be elected to complete the term of office of the director who is being succeeded. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director’s current term or his or prior death, retirement, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one

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class has more than one director more than any other class, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

The name and address of the persons to serve as directors (and the classes in which such persons shall serve as directors) upon effectiveness of this Amendment to the Amended and Restated Certificate of Incorporation is set forth below:

Class One	Class Two	Class Three
Ben Evans	Peter Michael Holmes	John G. Brim
2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563

Martin G. Mand	Patrick O’Brien	James D. Constantine
2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563

Robert S. Sandler	Gary W. Rada	Richard E. George
2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563	2727 Diehl Road Naperville, IL 60563

4.    This Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

Signed and attested to on                , 2003.

By:

Title:

Attest:

2

APPENDIX B

AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FACTORY CARD & PARTY OUTLET CORP.

(Pursuant to Section 242 of the

General Corporation Law of Delaware)

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is:

Factory Card & Party Outlet Corp.

2.    This Amendment to the corporation’s Amended and Restated Certificate of Incorporation hereby amends Article FIFTH of the Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

3.    Article FIFTH is hereby deleted in its entirety and the following shall be inserted herein:

FIFTH

Section 1.    Definitions:  For purposes of this Article Fifth, the following definitions shall apply:

a)	“Agent” means an agent designated by the Board of Directors of the Corporation.

b)	“Bylaws” means the bylaws of the Corporation.

c)	“Code” means the Internal Revenue Code of 1986, as amended.

d)	“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (if any shall hereafter be authorized and issued by the Corporation), (iii) warrants, rights, or options (including within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

e)	“Effective Date” means the later of (i) the Effective Date (as defined in the Plan) or (ii) the date of filing of this Amended and Restated Certificate of Incorporation.

f)	“Excess Securities” means the Corporation Securities which are the subject of the Prohibited Transfer.

g)	“Five-Percent Shareholder” means a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

h)	“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j), and (k).

i)	“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership. joint venture or similar organization.

j)	“Prohibited Distributions” means any dividends or other distributions that were received by a Purported Transferee from the Corporation with respect to the Excess Securities.

k)	“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Fifth.

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l)	“Purported Transferee” means the purported transferee of a Prohibited Transfer.

m)	“Restriction Release Date” means the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision)(“Section 382”) or (ii) the date on which the Corporation determines that no Tax Benefits may be carried forward to the taxable year of the Corporation (or any successor thereof) in which such determination is made and does not project material Tax Benefits for subsequent years.

n)	“Section 501(c)(3)” means Section 501(c)(3) of the Code (or any comparable successor provision).

o)	“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

p)	“Transfer” means, subject to the last sentence of this definition, any direct or indirect (including, by merger or operation of law) sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer shall not include an issuance or grant of Corporation Securities (or options to purchase such Corporation Securities) by the Corporation issued pursuant to the provisions the New Employee Stock Option Plan (as defined under the Plan), as the same may be amended or modified from time to time hereafter, or the exercise by an employee of the Corporation of any option to purchase Corporation Securities issued pursuant to the New Employee Stock Option Plan.

q)	“Treasury Regulation § 1.382-2T” means the temporary income tax regulations promulgated under Section 382 and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

Section 2.    Restrictions on Transfer.    Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and (subject to the immediately following sentence) void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. The prior sentence shall not preclude the settlement of any transaction in the Corporation Securities entered into through the facilities of the Small Cap Market of NASDAQ, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.

Section 3.    Certain Exceptions.    The restrictions set forth in Section 2 of this Article Fifth shall not apply to an attempted Transfer if (a) the transferor or the transferee obtains the prior written approval of the Board of Directors of the Corporation, which approval may be granted or denied in the Board of Director’s sole discretion or (b) the Board of Directors, as evidenced by a written resolution, waives all restrictions on Transfer set forth in this Article Fifth with respect to all Transfers in which case all Transfers from and after the date of such resolution described in this clause (b) shall not be subject to the restrictions on Transfer set forth in this Article Fifth. As a condition to granting its approval, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

Section 4.    Treatment of Excess Securities.

a) No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in

2

respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

b) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (over the Small Cap Market of NASDAQ or other national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Shares before receiving the Corporation’s demand to surrender the Excess Shares to the Agent, the Purported Transferee shall be deemed to have sold the Excess Shares for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 4(c) of this Article Fifth if the Agent rather than the Purported Transferee had resold the Excess Shares.

c) The Agent shall apply any proceeds of a sale by it of Excess Shares and, if the Purported Transferee had previously resold the Excess Shares, any amounts received by it from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Shares (or the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, of the Excess Shares at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors, provided, however, that if the Excess Shares (including any Excess Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Shares exceeding a 4.99% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) of the preceding sentence. In no event shall the proceeds of any sale of Excess Shares pursuant to this Article Fifth inure to the benefit of the Corporation.

d) If the Purported Transferee fails to surrender the Excess Shares or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a demand pursuant to Section 4(b) of this Article Fifth, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

e) The Corporation shall make the demand described in Section 4(b) of this Article Fifth within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in

3

Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Article Fifth shall apply nonetheless.

Section 5.    Bylaws; Legends; Compliance.

a) The Bylaws may make appropriate provisions to effectuate the requirements of this Article Fifth.

b) All certificates representing Corporation Securities issued after the effectiveness of this Article Fifth shall bear a conspicuous legend as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE V OF THE RESTATED CERTIFICATE OF INCORPORATION OF FACTORY CARD OUTLET CORP. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

c) The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article Fifth, including, without limitation, (A) the identification of Five-Percent Shareholders, (B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of paragraph 4(c) of this Article Fifth, and (F) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Fifth.

4.    This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

Signed and attested to on                 , 2003.

By:
Title:

Attest:

4

APPENDIX C

January 2003

FACTORY CARD & PARTY OUTLET CORP.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

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The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal

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quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Approve the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing officer.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Obtain reports from management, the Company’s senior internal auditing officer and the independent auditor that the Company and its subsidiary are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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APPENDIX D

FACTORY CARD & PARTY OUTLET CORP.

CHARTER OF THE

COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

The Board of Directors of Factory Card & Party Outlet Corp. (the “Company”) hereby establishes the Compensation Committee (the “Committee”) with authority, responsibility, and specific powers as described below.

Composition

The Committee shall have three members. Each member of the Committee shall be a member of the Board of Directors, shall not be an officer or employee of the Company, and shall be a “disinterested person” within the meaning of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934 with respect to all employee benefit plans of the Company subject thereto. One of the members shall be appointed Chairman of the Committee by the Board of Directors.

Authority

The Committee shall make recommendations to the Board of Directors regarding the compensation for the Company’s officers and directors, administer the stock option plans adopted by the Company (the “Stock Option Plans”), oversee all of the Company’s employee benefit plans and perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder. The Committee may delegate any functions and powers to the Chief Executive Officer of the Company or any other officer or employee of the Company if, in the exercise of its judgment, the Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to (a) the intent of the Board of Directors expressly set forth in its resolutions, (b) the Bylaws and Certificate of Incorporation of the Company, or (c) the Delaware General Corporation Law.

Meetings

The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, the Chairman of the Committee, or by any member of the Committee by request to the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum at any meeting.

Attendance

As necessary or desirable, the Chairman of the Committee may request that the members of management or independent consultants be present at the meetings of the Committee.

Minutes

The Committee shall keep regular minutes of each meeting and send a copy of the minutes to members of the Committee and to the members of the Board of Directors who are not members of the Committee.

Responsibilities and Powers

In meeting its responsibilities, the Compensation Committee shall:

1.	Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation.

2.	Review with management and recommend to the Board of Directors the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefits plans.

3.	Administer and grant stock options or other awards permitted under the various employee benefit plans, including the Stock Option Plans. The Compensation Committee shall have authority to grant awards permitted under the Stock Option Plans notwithstanding that the Board of Directors has retained for itself authority to grant awards unless the Board action retaining such authority shall state that the Compensation Committee shall not have that authority.

4.	Oversee all of the Company’s employee benefit plans. Regular administration shall be performed by the Company’s management and (a) in the case of any Internal Revenue Code Section 401(k) savings plan, the 401(k) committee established by this Compensation Committee or previously established by the Board of Directors, and (b) in the case of the Company’s Amended Management Severance Plan, the severance committee formed in compliance with such Plan.

5.	Consult with management and make recommendations to the Board of Directors regarding the annual salary, bonus, stock options, and other compensation and benefits, direct and indirect, of the Company’s executive officers.

6.	Consult with management and make recommendations to the Board of Directors regarding adopting the form, terms, provisions and components of, and the methods of establishing and implementing, all new executive compensation plans, and any additions, deletions or modifications to the Company’s executive compensation plans.

7.	Review with management and make recommendations to the Board of Directors regarding “fringe” benefits to be provided by the Company to any directors or officers of the Company, such as management perquisites.

8.	Review and recommend to the Board of Directors the compensation of directors.

9.	Prepare a report to be filed with the Company’s proxy or information statement which shall disclose the compensation policies applicable to the Company’s executive officers.

10.	Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

11.	Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12.	Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

Definitions

The term “employee benefit plan” includes, but is not limited to, the following: any plan, contract, authorization or arrangement, whether or not set forth in a formal document and regardless of the number of persons covered thereby, pursuant to which any of the following may be received: cash, stock, stock options, restricted stock or restricted stock units, phantom stock, stock appreciation rights (“SARs”), stock options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments.

The term “executive compensation plan” means any employee benefit plan other than group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are available generally to all salaried employees.

The term “executive officer” means the Chief Executive Officer, the President, each Senior or Executive Vice President of the Company, any vice president or any member of the Company in charge of a principal

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business unit, division or function (such as asset management, administration, or finance), any other officer who performs a policy making function for any member of the Company, or any other person who performs similar policy making functions for any member of the Company.

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APPENDIX E

Factory Card & Party Outlet Corp.

2003 Equity Incentive Plan

Article 3.	Administration	4
3.1	Committee	4
3.2	Powers of Committee	5

Article 4.	Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance	6
4.1	Number of Shares Available for Grants	6
4.2	Adjustments in Authorized Shares and Awards	6
4.3	Annual Individual Limitations	7
4.4	Performance-Based Exception Under Section 162(m)	7

Article 5.	Eligibility and General Conditions of Awards	9
5.1	Eligibility	9
5.2	Award Agreement	9
5.3	General Terms and Consideration	9
5.4	Termination of Employment	9
5.5	Nontransferability of Awards	10
5.6	Cancellation and Rescission of Awards	10
5.7	Stand-Alone, Tandem and Substitute Awards	11
5.8	Compliance with Rule 16b-3	11
5.9	Deferral of Award Payouts	11

Article 6.	Stock Options	12
6.1	Grant of Options	12
6.2	Award Agreement	12
6.3	Option Price	12
6.4	Grant of Incentive Stock Options	12
6.5	Payment	13
6.6	Reload Options	14

Article 7.	Stock Appreciation Rights	14
7.1	Issuance	14
7.2	Award Agreements	14
7.3	Grant Price	14
7.4	Exercise and Payment	14
7.5	Grant of Limited Rights	15
7.6	Other Limitations	15

Article 8	Restricted Shares	15
8.1	Grant of Restricted Shares	15
8.2	Award Agreement	15
8.3	Consideration for Restricted Shares	16
8.4	Voting and Dividend Rights	16
8.5	Effect of Forfeiture	16
8.6	Escrow; Legends	16

Article 9.	Performance Awards	16
9.1	Grant of Performance Awards	16
9.2	Value/Performance Goals	16
9.3	Earning of Performance Awards	16
9.4	Adjustment on Change of Position	17
9.5	Voting and Dividend Rights	17

Article 10.	Deferred Stock	17
10.1	Grant of Deferred Stock	17
10.2	Delivery and Limitations	17

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10.3	Forfeiture	17

Article 11.	Dividend Equivalents	17

Article 12.	Other Stock-Based Awards	17

Article 13.	Withholding	18
13.1	Required Withholding	18
13.2	Elective Excess Withholding	18
13.3	Notification under Code Section 83(b)	18

Article 14.	Change of Control	19
14.1	Effect of Change of Control	19
14.2	Definition of Change of Control	19

Article 15.	Amendment, Modification, and Termination	19
15.1	Amendment, Modification, and Termination	19
15.2	Awards Previously Granted	20

Article 16.	Additional Provisions	20
16.1	Successors	20
16.2	Gender and Number	20
16.3	Severability	20
16.4	Requirements of Law	20
16.5	Securities Law Compliance	20
16.6	No Rights as a Stockholder	21
16.7	Nature of Payments	21
16.8	Non-Exclusivity of Plan	21
16.9	Governing Law	21
16.10	Share Certificates	21
16.11	Unfunded Status of Awards; Creation of Trusts	21
16.12	Affiliation	21
16.13	Participation	22
16.14	Military Service	22
16.15	Construction	22
16.16	Headings	22
16.17	Obligations	22
16.18	Stockholder Approval	22

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FACTORY CARD & PARTY OUTLET CORP.

2003 EQUITY INCENTIVE PLAN

Article I.

Effective Date, Objectives and Duration

1.1 Effective Date of the Plan.    Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), hereby establishes this Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan (the “Plan”) as set forth herein effective as of January 27, 2003 (the “Effective Date”), the date of its adoption by the Board of Directors (the “Board”) of the Company, subject to approval by the Company’s stockholders.

1.2 Objectives of the Plan.    The Plan is intended (i) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, (ii) assisting the Company and its Affiliates in attracting and retaining employees and officers, (iii) to optimize the profitability and growth of the Company and its Affiliates through incentives which will promote the Company’s goals, and (iv) to provide employees and officers with an incentive for excellence in individual performance.

1.3 Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of (i) January 27, 2013, or (ii) the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article II.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.2 “Award” means Options (including Nonstatutory Stock Options, Incentive Stock Options and Reload Options), Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means the written agreement by which an Award shall be evidenced.

2.4 “Change of Control” has the meaning set forth in Section 14.2.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.6 “Committee” has the meaning set forth in Section 3.1.

2.7 “Common Stock” means the common stock of the Company.

2.8 “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.9 “Deferred Stock” means a right granted under Section 10.1 to receive Shares at the end of a specified deferral period.

2.10 “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a disability within the meaning of Section 22(e)(3) of the Code.

2.11 “Dividend Equivalent” means a right to receive payments equal to interest or dividends or property, if and when paid or distributed, on a specified number of Shares.

2.12 “Eligible Person” means any employee (including any officer) of the Company or any Affiliate, or potential employee (including a potential officer) of the Company or an Affiliate.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.14 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, Pink Sheets LLC, NASD Bulletin Board, or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.15 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.16 “Grantee” means a person who has been granted an Award.

2.17 “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.18 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.19 “Limited Right” means an SAR that is exercisable only for a limited period after a Change of Control as provided in Section 7.5.

2.20 “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

2.21 “Nonstatutory Stock Option” or “NSO” means an Option that is not intended to meet the requirements of Section 422 of the Code.

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2.22 “Option” means a right granted to an Eligible Person allowing the Grantee to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.23 “Option Price” means the per-share purchase price of a Share subject to an Option.

2.24 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.25 “Other Stock-Based Award” means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.26 “Performance Award” means any Award of Performance Shares or Performance Units.

2.27 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

2.28 “Performance Measures” has the meaning set forth in Section 4.4.

2.29 “Performance Period” means the time established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.30 “Performance Share” means a grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.31 “Performance Unit” means a grant pursuant to Article 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.32 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.33 “Permitted Transferee” means, in respect of any Grantee, any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership of which all of the partners are such Grantee or members of his or her Immediate Family. The “Immediate Family” of a Grantee means the Grantee’s spouse, children, step children, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

2.34 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.35 “Reload Option” has the meaning set forth in Section 6.6.

2.36 “Restricted Shares” means Shares that are issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion,

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may impose (including any restriction on the right to vote such Share, and the right to receive cash dividends or Dividend Equivalents), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify.

2.37 “Retirement” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a Termination of Employment occurring other than for cause after the date the Grantee (i) has attained age 55 and completed at least 5 years of service with the Company or its Affiliates, or (ii) attained age 63.

2.38 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.39 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.40 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.41 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

2.42 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7 to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee.

2.44 “Termination of Employment” occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee or officer; or, with respect to an individual who is an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate (unless immediately thereafter, the individual becomes or remains an employee or officer of the Company or an Affiliate that remains an Affiliate).

Article III.

Administration

3.1 Committee.

(a) The Plan shall be administered by the Compensation Committee of the Board.

(b) The Board may by resolution authorize one or more officers of the Company to do one or both of the following: (i) designate Eligible Persons who are employees of the Company or of any of its Affiliates, and who are not executive officers and are not (and are not expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to be recipients of Options or other Awards, and (ii) determine the number of such Shares subject to Options or other Awards to be received by such Eligible Persons and the terms and conditions (consistent with the Plan) of such Awards; provided, however, that (A) the resolution so authorizing such officer or officers shall specify the total number of such Shares subject to Options or other Awards such officer or officers may award; and (B) the Committee may not authorize any officer to designate himself or herself as a recipient of any such Award.

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(c) Unless the context requires otherwise, any references herein to “Committee” includes the Compensation Committee, or an officer authorized pursuant to subsection (b), as applicable.

3.2 Powers of Committee.    Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise), at the election of the Committee or at the election of the Grantee;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including determinations whether a Grantee’s Termination of Employment occurs for Retirement, death, Disability, cause, or other reason, and all other factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, subject to Section 15.2, to amend any such Award Agreement at any time in any manner permitted by the Plan as then in effect;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

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(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.8(c)).

Article IV.

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants.    Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be 250,000 of which 100,000 Shares shall be available for delivery as Restricted Shares or Deferred Stock. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld, applied as payment, or sold and the proceeds thereof applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares shall again be available for grant under the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits

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intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3 Annual Individual Limitations.    Awards to any one individual in any one calendar year are subject to the following limits, subject to adjustment as provided in Section 4.2:

(a) Options.    The maximum number of Shares with respect to which Options may be granted during a calendar year to any Grantee is 50,000;

(b) SARs.    The maximum number of Shares with respect to which SARs may be granted during a calendar year to any Grantee is 50,000;

(c) Aggregate Options and SARs.    The sum of the number of Shares with respect to which Options may be granted plus the number of Shares with respect to which SARs may be granted in total during a calendar year to any Grantee shall not exceed 100,000;

(d) Other Share-Denominated Awards.    The maximum number of Shares with respect to which Restricted Stock, Performance Shares, and Other Stock-Based Awards denominated in Shares in total may be granted during a calendar year to any Grantee is 100,000; and

(e) Dollar-Denominated Awards.    The maximum dollar amount of compensation that may be represented by Performance Units and Other Stock-Based Awards not denominated in Shares awarded during calendar year to any Grantee is 150% of the Grantee’s annual base salary in effect on the date of the Award multiplied by the number of whole and fractional years in the Performance Period for Performance Units. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the on-year grant limit in the prior sentence at the time of payment or settlement).

4.4 Performance-Based Exception Under Section 162(m).    The general performance measures for Awards (other than Options) designed to qualify for the Performance-Based Exception shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income or loss;

(c) Operating income or loss;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g) Return measures (including return on assets, equity, or sales);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i) Gross revenues;

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(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l) Net economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Annual cash flow provided by operations;

(p) Changes in annual revenues;

(q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(r) Economic value added;

(s) Sales;

(t) Costs;

(u) Results of customer satisfaction surveys;

(v) Aggregate product price and other product price measures;

(w) Safety record;

(x) Service reliability;

(y) Operating and maintenance cost management;

(z) Debt rating; and/or

(aa) Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to

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qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

Article V.

Eligibility and General Conditions of Awards

5.1 Eligibility.    The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement.    To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Consideration.    The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Employment by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services.

5.4 Termination of Employment.    The Committee may determine and set forth in an Award Agreement the extent to which an Award not vested shall terminate upon a Grantee’s Termination of Employment. Except as otherwise provided in such Award Agreement, all Awards not vested shall terminate upon a Grantee’s Termination of Employment, except as provided below in this Section.

(a) Options and SARs.

(i) Except as otherwise provided in an Award Agreement or clause (ii) or (iii) below, upon a Grantee’s Termination of Employment, all Options and SARs not vested and exercisable immediately before such Termination of Employment shall terminate and no Option or SAR may be exercised after such Termination of Employment.

(ii) If Termination of Employment occurs for a reason other than retirement, death, Disability or cause, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 90 days following such Termination of Employment (but not for more than 10 years from the grant date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(iii) If Termination of Employment occurs by reason of retirement, death or disability, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment (but not for more than 10 years from the grant date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(b) Restricted Shares.    Except as otherwise provided in an Award Agreement, upon a Grantee’s Termination of Employment, all Restricted Shares still subject to restrictions shall be forfeited by the Grantee (and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company) and reacquired by the Company.

(c) Performance Awards.    Except as otherwise provided in an Award Agreement:

(i) If Termination of Employment occurs during a Performance Period for a reason other than retirement, disability or death, all Performance Awards shall be forfeited upon such Termination of Employment.

(ii) If Termination of Employment occurs during a Performance Period by reason of retirement, disability or death, the Grantee shall be entitled to payment at or after conclusion of the Performance

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Period in accordance with the terms of the Award of that portion of the Performance Award equal to the amount that would be payable if the Grantee continued in employment for the remainder of the Performance Period multiplied by a fraction, the numerator of which is the number of days in the Performance Period preceding such Termination of Employment and the denominator of which is the total number of days in the Performance Period.

5.5 Waiver by Committee.    Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, extend the period for exercise of Options or SARs following Termination of Employment (but not beyond 10 years from the date of grant of the Option or SAR), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Employment.

5.6 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 as amended, or the rules thereunder. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

(b) No Award (prior to the time, if applicable, unrestricted Shares are delivered in respect of such Award or Restricted Shares become unrestricted), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, by transfer to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c) Notwithstanding subsections (a) and (b) above, a Grantee may designate a beneficiary (“Beneficiary”) by written instrument filed with the Company in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, to exercise an Option or SAR or receive Restricted Shares or Deferred Stock or otherwise receive payment under any Award to the extent exercisable or payable after the death of the Grantee.

(d) Notwithstanding subsections (a) and (b) above, a Grantee may transfer a Nonstatutory Stock Option, SAR or Deferred Stock for no consideration to a Permitted Transferee in accordance with rules and subject to such conditions as may be specified by the Committee in the Award Agreement or in the Committee’s rules or procedures of general application. Following the transfer of a Nonstatutory Stock Option, SAR or Deferred Stock to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Grantee to whom the Award was granted and such Grantee shall not retain any rights with respect to the transferred Award, except that (i) the payment of any tax attributable to the exercise of the Nonstatutory Stock Option or SAR or receipt of the Deferred Stock shall remain the obligation of the Grantee, (ii) the period during which the Nonstatutory Stock Option or SAR shall become exercisable or remain exercisable shall depend on the service of the original Grantee and the circumstances of his or her Termination of Employment. A Permitted Transferee may not again transfer an Award to another Permitted Transferee.

(e) If for any reason an Award is exercised or Shares are to be delivered or payment is to be made under any Award by or to a person other than the original Grantee, the person exercising or receiving delivery or payment under such Award shall, as a condition to such exercise, delivery or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person’s right to exercise or receive delivery or payment under such Award. A Permitted Transferee or other transferee, Beneficiary, guardian, legal representative or other person claiming any

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rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.7 Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan.

5.8 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held immediately prior to such merger, consolidation or acquisition by employees of another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity, in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award, at such price as the Committee determines necessary to achieve preservation of economic value

5.9 Compliance with Rule 16b-3.

(a) Six-Month Holding Period Advice.    Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b):

(i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and

(ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules.    To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration.    Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-

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3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.10 Deferral of Award Payouts.    The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Employment.

Article VI.

Stock Options

6.1 Grant of Options.    Subject to and consistent with the provisions of the Plan, the Committee may, at any time and from time to time, grant Options to any Eligible Person in such number, and upon such terms, as shall be determined by the Committee.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Price.    The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

6.4 Grant of Incentive Stock Options.    At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

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(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 14.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment.    Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a) cash, negotiable personal check or electronic funds transfer;

(b) with the approval of the Committee, tender of Mature Shares, valued at their Fair Market Value on the date of exercise;

(c) with the approval of the Committee, attestation through the submission of acceptable certification of ownership of Mature Shares valued at their Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of

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the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

6.6 Reload Options.    In the event a Grantee exercises a Nonstatutory Stock Option (an “Original Option”) and pays the exercise price and/or pays applicable withholding taxes triggered by the exercise of the Original Option with Mature Shares, the Committee may award to the Grantee a new Nonstatutory Stock Option (a “Reload Option”), on the date the Original Option was exercised, for a number of Shares equal to the number of Shares exchanged by the Grantee to exercise the Original Option or to pay such withholding taxes; subject to the following:

(a) No Reload Option shall be granted if the exercise date of the Original Option is (i) within six months of the expiration date of the Original Option, (ii) a date after the Grantee’s Termination of Employment, or (iii) a date after the Plan has terminated.

(b) The Reload Option shall be exercisable on the same terms and conditions as the Original Option except that (i) the Reload Option shall become exercisable in full on the day that is six (6) months after the date the Original Option was exercised; (ii) the exercise price shall be equal to the Fair Market Value of the Common Stock on the date the date the Original Option was exercised, and (iii) the expiration date of the Reload Option shall be the date of expiration of the Original Option.

(c) The Committee may provide in the Award Agreement for any Nonstatutory Option that a Reload Option will automatically be granted on exercise of such Option in circumstances in which the grant of a Reload Option is permitted by this Section 6.6.

(d) Except as provided in subsection (c) the Committee shall issue a new Award Agreement to evidence the Reload Option and such Award Agreement will supersede the Award Agreement for the Original Option in all respects insofar as the Reload Option is concerned.

(e) A Grantee is not permitted to reload a Reload Option unless otherwise permitted by the Committee in its sole discretion.

Article VII.

Stock Appreciation Rights

7.1 Issuance.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements.    Each SAR grant shall be evidenced by an Award Agreement in such form and the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 Grant Price.    The grant price of a SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the Nonstatutory Stock Option to which the SAR relates.

7.4 Exercise and Payment.    Upon the exercise of SARs, the Grantee shall be entitled to receive the value thereof. The Fair Market Value of a Share on the date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be

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deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise or reserves to the Committee or the Grantee or both the right to defer payment, the Company shall make payment in respect of any SAR within five days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5 Grant of Limited Rights.

(a) The Committee in its sole discretion may grant Limited Rights upon or after the grant of any Option under the Plan. Each Limited Right shall be identified with a share of Stock subject to an Option of the Grantee. The number of Limited Rights awarded to a Grantee shall equal the number of Shares subject to the Option with which such Limited Rights are identified. Upon the exercise, expiration, termination, forfeiture, or cancellation of a Grantee’s Option, the Grantee’s associated Limited Rights shall terminate.

(b) Limited Rights shall become exercisable upon the occurrence of a Change of Control. Limited Rights shall be exercised by delivery to the Company, within 90 days after the date of such Change of Control, of written notice of intent to exercise specific Limited Rights. The exercise of Limited Rights shall result in the cancellation of the Option with which such Limited Rights are identified, to the extent of such exercise.

(c) The Company shall notify all Grantees holding Limited Rights of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company so to notify shall not deprive any Grantee of any rights that accrued as a result of a Change of Control. Any such failure of the Company shall, if a Grantee does not otherwise know of the Change of Control, automatically extend the 90-day period specified above until 90 days after the Company notifies such Grantee or such Grantee otherwise knows of the Change of Control, whichever first occurs, but in no event beyond the maximum term of the identified Option specified in the applicable Award Agreement.

(d) Within five business days after the exercise of any Limited Rights, the Company shall pay to the Grantee, in cash an amount equal to the difference between (i) the Change of Control Value, and (ii) the Option Price of the Option.

(e) For purposes of this Section 7.5 “Change of Control Value” means the greater of (A) the highest Fair Market Value of a Share during the 180-day period preceding the 30th day prior to the date of the Company’s receipt of notice of exercise of Limited Rights, or (B) the cash amount (or fair cash value, as determined by the Committee in its sole discretion, of consideration other than cash), payable in respect of a Share to holders of Shares in connection with the Change of Control.

7.6 Other Limitations.    The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article VIII.

Restricted Shares

8.1 Grant of Restricted Shares.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement.    Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement

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of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without cause.

8.3 Consideration for Restricted Shares.    The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4 Voting and Dividend Rights.    The Committee shall determine the extent to which the Grantee shall have the right to receive dividends and to vote Restricted Shares during the Period of Restriction. Unless otherwise specified in the Award Agreement, the Grantee shall have the right to receive dividends and to vote Restricted Shares during the Period of Restriction.

8.5 Effect of Forfeiture.    If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.6 Escrow; Legends.    The Committee may provide that the certificates for any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such Shares to be delivered (or otherwise transferred of record) without such legend.

Article IX.

Performance Awards

9.1 Grant of Performance Awards.    Subject to and consistent with the provisions of the Plan, the Committee may, at any time and from time to time, award Performance Units or Performance Shares to any Eligible Person in such amounts and upon such terms as shall be determined by the Committee.

9.2 Value/Performance Goals.    The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Awards that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a) Performance Unit.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share.    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Awards.    After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to payment based on the level of achievement of performance goals set by

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the Committee. If a Performance Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Awards may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

9.4 Adjustment on Change of Position.    If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

9.5 Voting and Dividend Rights.    At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Awards which have been earned, but not yet delivered (or otherwise transferred of record) to the Grantee. A Grantee shall not have the right to vote Shares deliverable in connection with grants of Performance Awards until such Shares have been delivered (or otherwise transferred of record) to the Grantee.

Article X.

Deferred Stock

10.1 Grant of Deferred Stock.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

10.2 Delivery and Limitations.    Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations as the Committee may impose, which limitations may lapse at the expiration of the deferral period or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Deferred Stock will have no voting rights and will have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

10.3 Forfeiture.    Except as otherwise determined by the Committee, upon Termination of Employment during the applicable deferral period, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Grantee) shall be forfeited.

Article XI.

Dividend Equivalents

11.1 The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article XII.

Other Stock-Based Awards

12.1 The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan; including Shares awarded

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which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article XIII.

Withholding

13.1 Required Withholding.

(a) Whenever, under the Plan, Shares are to be delivered upon exercise or payment of an Award, upon Restricted Shares becoming nonforfeitable, upon payment of cash, or any other event with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Mature Shares, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (C) any combination of the foregoing.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(g)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company and/or an Affiliate shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

13.2 Elective Excess Withholding.

(a) Subject to the following subsection and with the Committee’s prior approval, a Grantee may elect to remit (or attest to the ownership of) Mature Shares upon the exercise or settlement of an Award or upon Restricted Shares becoming non-forfeitable (each, a “Taxable Event”) having a Fair Market Value equal to an amount greater than the Required Withholding for the Taxable Event but not to exceed the estimated total amount of such Grantee’s tax liability (“Excess Withholding”) with respect to the Taxable Event.

(b) Each Excess Withholding election shall be subject to the following conditions:

(i) any Grantee’s election shall be subject to the Committee’s discretion to revoke the Grantee’s right to elect Excess Withholding at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement;

(ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; and

(iii) the Grantee’s election shall be irrevocable.

13.3 Notification under Code Section 83(b).    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

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Article XIV.

Change of Control

14.1 Effect of Change of Control.    In order to maintain the Grantees’ rights in the event of any Change of Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award with or without the Grantee’s consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

14.2 Definition of Change of Control.    A “Change of Control” shall be deemed to have occurred if:

(a) any “Person” (as such term is used in Section 13(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities including, but not limited to, by reason of the acquisition of securities of the Company prior to the Effective Date; or

(b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(c) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; except that a merger or consolidation or recapitalization of the Company (or similar transaction) in which no Person (other than Company or an employee benefit plan sponsored by the Company) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or such a plan is commenced; or

(e) the Company enters into or the stockholders of the Company approve an agreement for the sale and disposition of all or substantially all of the Company or of all or substantially all of the Company’s assets.

Article XV.

Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination.    Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the

19

approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval. Without limiting the generality of the foregoing, the number of Shares available for grant hereunder shall not be increased without the approval of the Company’s stockholders.

15.2 Awards Previously Granted.    Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan, or amendment or modification of an Award Agreement, shall adversely affect in any material way any Award or such Award Agreement previously granted under the Plan without the written consent of the Grantee of such Award; provided that the consent of the Grantee shall not be required for any amendment that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law.

Article XVI.

Additional Provisions

16.1 Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

16.2 Severability.    If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.3 Requirements of Law.    The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

16.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s

20

equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

16.5 No Rights as a Stockholder.    No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered (or otherwise transferred of record) to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

16.6 Nature of Payments.    Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

16.7 Non-Exclusivity of Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

16.8 Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

16.9 Share Certificates.    All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

16.10 Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

16.11 Affiliation.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of the Company or any Affiliate.

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16.12 Participation.    No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.13 Military Service.    Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

16.14 Construction.    The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

16.15 Headings.    The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

16.16 Obligations.    Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

16.17 Stockholder Approval.    All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

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COMPANY #

CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on (date = one business day prior to the meeting date), 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/FCPO/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on (date = one business day prior to the meeting date), 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Factory Card & Party Outlet Corp., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends Voting FOR the following proposals:

1.	To elect three directors whose current term is expiring at the annual meeting:	01 02	James D. Constantine Patrick O’Brien	03	Gary W. Rada	☐	FOR the nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in box provided to right.)

ò    Please fold here    ò

2.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of classes in the Company’s classified board of directors from two to three.	☐	For	☐	Against	☐	Abstain

3.

Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to continue beyond April 9, 2004 provisions which, subject to certain exceptions, prohibit transfers of the Company’s common stock that would either result in a person or group becoming a 5% or greater stockholder or increase the ownership of a 5% or greater stockholder.

	☐	For	☐	Against	☐	Abstain

4.	To vote on the Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan.	☐	For	☐	Against	☐	Abstain

5.	To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending January 31, 2004.	☐	For	☐	Against	☐	Abstain

6.	To transact such business as may properly come before the Annual Meeting and any adjournment or postponement thereof.	☐	For	☐	Against	☐	Abstain

Signature

Signature if held jointly

The stockholder signing above does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

Date                                                          , 2003

NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly audhotized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

Please mark, sign and date this proxy card and promptly return it using the enclosed envelope.

FACTORY CARD & PARTY OUTLET CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON [DATE], 2003

The undersigned, a stockholder of FACTORY CARD & PARTY OUTLET CORP. (the “Company”), hereby appoints Gary W. Rada, James D. Constantine and Richard E. George, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 2727 Diehl Road, Naperville, Illinois 60563 at 10:00 a.m., local time, on [Date] and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting, all as described in the Company’s Proxy Statement dated                                  relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed timely returned. If the undersigned does not specify a choice, the shares will be voted for each proposal described on the reverse side hereof and, in the discretion of the proxies, for other matters which may properly come before the annual meeting.

Factory Card & Party Outlet Corp. 2727 Diehl Road Naperville, Illinois 60563	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on [Date].

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4, 5 and 6.

By signing the proxy, you revoke all prior proxies and appoint Gary W. Rada, James D. Constantine and Richard E. George, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.